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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report
                                  May 19, 2004
                        (Date of earliest event reported)

                             SOUTHTRUST CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

           000-03613                               63-0574085
     (Commission File No.)              (IRS Employer Identification No.)

     420 NORTH 20TH STREET
      BIRMINGHAM, ALABAMA                              35203
     (Address of principal                          (Zip Code)
      executive offices)

                                 (205) 254-5000
               (Registrant's telephone number including area code)

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ITEM 5. OTHER EVENTS.

      On May 19, 2004, SouthTrust Corporation, a Delaware corporation (the "Company"), formally established a series of notes captioned 5.80% Subordinated Notes due 2014 (the "Notes") under that certain Indenture with JP Morgan Chase Bank (successor to The Chase Manhattan Bank, successor to Chemical Bank), as Trustee, dated May 1, 1992 (the "Indenture"). The aggregate principal amount of Notes to be offered is $400,000,000. The closing of the offering of the notes is expected to take place on May 24, 2004. The Company has on file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (Registration No. 333-32922), dated March 21, 2000, as amended by Amendment No. 1 thereto filed with the Commission on August 1, 2000, as amended by Amendment No. 2 thereto filed with the Commission on April 4, 2002 (said Registration Statement, as so amended, referred to herein as the "Registration Statement"), and filed a final prospectus supplement pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, on May 20, 2004 which specified the terms of the Notes. This Current Report on Form 8-K is being filed to incorporate by reference into the Registration Statement the Purchase Agreement and Form of Note, copies of which are attached as exhibits to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      c.    Exhibits

1     Purchase Agreement dated May 19, 2004, between SouthTrust Corporation as issuer and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., and SouthTrust Securities, Inc., as representatives of the underwriters named therein.

4     Form of Note.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  SOUTHTRUST CORPORATION


                                        By: /s/ WILLIAM L. PRATER
                                           ------------------------------------
                                                     William L. Prater
                                                 Its Senior Vice President

Date: May 20, 2004